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                                                                    EXHIBIT 11.1

                                  go2net, Inc.

                                      Computation of Net Loss Per Share
                                                                                     Period from Inception         Three Months
                                                                                      (February 12, 1996)             Ended
                                                                                     through September 30,         December 31,
                                                                                             1996                     1996
                                                                                     ---------------------         ------------
Net loss                                                                                 $ (417,757)                 $ (362,671)
                                                                                         ==========                  ==========

Weighted  average  common  shares calculated  using the treasury stock method at an assumed  offering  price of $8 per share,  and treated as  outstanding  for the
period presented                                                                          1,619,100                   2,180,510

Weighted  average  common shares for shares issued from September 30, 1996 through
December  27,  1996,  calculated  using the  treasury  stock  method at an assumed offering  price  of $8 per  share,  and  treated  as  outstanding  for the  period
presented                                                                                    91,750                          --

Weighted  average  number of common  shares  issued upon the  conversion of the 9%
Cumulative,   Redeemable,   Convertible  Preferred  Stock,  calculated  using  the
treasury stock method at an assumed  offering  price of $8 per share,  and treated
as outstanding for the period presented, through date of conversion                         837,830                     463,750
                                                                                         ----------                  ----------

                                                                                          2,548,680                   2,644,260
                                                                                         ==========                  ==========

Net loss per share                                                                           $(0.16)                     $(0.14)
                                                                                             ======                      ======